(LOGO)
                                                       ADVANTA
                                                       MORTGAGE
                                                       P.O. Box 50911
                                                       San Diego, CA 92150-9011
                                                       16875 West Bernardo Drive
                                                       San Diego, CA 92127
                                                       (619) 674-1800


     REPORT OF MANAGEMENT ON COMPLIANCE WITH MINIMUM SERVICING STANDARDS

As of and for the year ended December 31, 1997, Advanta Mortgage Corp., USA has complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, Advanta Mortgage Corp., USA had in effect fidelity bond coverage in the amount of $15 million and mortgage contingent liability protection coverage in the amount of $2 million.




/s/William P. Garland
William P. Garland
Senior Vice President
Loan Servicing Officer


/s/James L. Shreero
James L. Sheero
Senior Vice President
Finance and Accounting


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